UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

	FORM	8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):			April 24, 2020
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768		37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S Employer Identification No.)

510 Lake Cook Road,	Suite 100,	Deerfield,	Illinois	60015
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(224)	551-4000
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
9 3/8% Debentures due March 15, 2021	CAT21	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01     Entry into a Material Definitive Agreement

On April 21, 2020 Caterpillar Inc. (“Caterpillar”) entered into a Credit Agreement (the “Short Term Facility”) among Caterpillar and Caterpillar Financial Services Corporation (“Cat Financial”), (collectively, the “Borrowers”), certain financial institutions named therein, Citibank, N.A., as the agent, Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., and Société Générale, as joint lead arrangers and joint bookrunners, which provides an unsecured revolving credit facility to the Borrowers in an aggregate amount of up to $3.875 billion that expires on December 31, 2020.

The Short Term Facility is available for general corporate purposes. As of the date hereof, the Borrowers have not drawn on the Short Term Facility.

The Short Term Facility contains certain representations and warranties, covenants and events of default, including financial covenants. Under the Short Term Facility, Caterpillar is required to maintain consolidated net worth not less than $9 billion at all times. Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss). Cat Financial is required to maintain an interest coverage ratio above 1.15 to 1, where the interest coverage ratio is defined as the ratio of (1) profit excluding income taxes, interest expense and net gain/(loss) from interest rate derivatives to (2) interest expense, calculated at the end of each calendar quarter for the rolling four quarter period then most recently ended. Cat Financial is also required to maintain a leverage ratio (consolidated debt to consolidated net worth) not greater than 10.0 to 1, calculated (1) on a monthly basis as the average of the leverage ratios determined on the last day of each of the six preceding calendar months and (2) on each December 31. Drawings under the Short Term Facility are also subject to conditions precedent and the payment of certain facility fees.

Certain of the lenders and agents party to the Short Term Facility, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description is qualified in its entirety by the terms and provisions of the Short Term Facility which is filed as an exhibits to this report and  incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information set forth under Item 1.01 of this report is hereby incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

10.1	Short Term Facility

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

April 24, 2020	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer, General Counsel & Corporate Secretary